PROMISSORY NOTE

Denver, Colorado
March 24 2006

$998,000.00

FOR VALUE RECEIVED, Cardinal Communications, Inc., a Nevada corporation, and Sovereign Partners, LLC, Colorado limited liability company (collectively, the "Borrower"), promises to pay to Thunderbird Management Limited Partnership, an Arizona limited parthership (the "Payee"), the principal sum of Nine Hundred Ninety Eight Thousand and No/100 Dollars ($998,000.00), with interest from the date hereof, at the rate of twelve percent (12%) per annum on the unpaid principal balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at such place as the Payee may designate in writing. All past due installments of principal and, if permitted by applicable law, of interest shall bear interest at the highest lawful rate, or, if no such maximum rate is established by applicable law, then at the rate of eighteen percent (18%) per annum.

The full amount of principal and interest due under this note is due on the first business day five years after the date of its execution. The interest shall be due and payable in monthly payments, to be paid on the 17th day of every month and applied to the interest that accrued during the preceding month. This Note may be prepaid in full or in part at any time without penalty or premium. Interest on the principal of this Note shall be calculated on the basis of a 365 day year.

Upon the occurrence of any Event of Default (as hereinafter defined) hereunder, the Payee may declare the remainder of the debt evidenced hereby immediately due and payable, whereupon such amounts shall become immediately due and payable. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a) Borrower fails to pay the payment on this Note when due, and such failure shall continue for fifteen (15) business days from receipt by Borrower of written notice of such failure;

(b) Borrower files any voluntary petition seeking relief under federal bankruptcy law or under any other act or law related to insolvency or debtor relief, whether state or federal;

(c) the filing against Borrower of any involuntary petition seeking relief under federal bankruptcy law or under any other act or law related to insolvency or debtor relief, whether state or federal, if such petition is not dismissed within thirty (30) days of filing; or

(d) a custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of any of Borrower's assets.

This obligation pursuant to this Note will be secured by the pledge of certain assets by Borrower to the Payee pursuant to the Pledge and Security Agreement of even date herewith.

All parties to this Note, including maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to

continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

Following an Event of Default, the Payee may employ an attorney to enforce the Payee's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys' fees, plus all other reasonable expenses incurred by the Payee in exercising any of the Payee's rights and remedies. No delay on the part of the Payee of this Note in the exercise of any power or right under this Note, under the Pledge and Security Agreement or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or in the exercise of any other power or right. Enforcement by the Payee of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

All agreements between Borrower and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereof exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, interest will otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereof for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Borrower and the holder hereof.

All of the stipulations, promises, and agreements in this Note contained by or on behalf of Borrower and Payee shall bind its successors and assigns, whether so expressed or not, and shall inure to the benefit of the successors and assigns of Borrower and Payee.

This Note is to be governed and construed in accordance with the laws of the State of Colorado.

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IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first written above.

Cardinal Communications, Inc.

By: ______________________

Its: CAO

Sovereign Partners, LLC

By: ______________________ 24 MAR 06

Its: President / Atty in Agent

Thunderbird Management Limited Partnership

31/March/2006

By: ______________________

Its: General Partner